POWER OF ATTORNEY

Ximena G. Humrichouse
(professionally known as Nina G. Vaca)

     Know all by these presents, that the undersigned hereby constitutes and appoints each of Jon W.
Bilstrom, Nicole V. Gersch, Jennifer S. Perry and
Thad A. Schaefer, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned,
in the undersigned's capacity as an officer and/or director of Comerica Incorporated (the Company),
Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Form 144 with respect to the securities of the Company beneficially owned by the undersigned in accordance with Rule 144 under the Securities Act of 1933 (the Securities Act);

(2)	execute for and on behalf of the undersigned,
in the undersigned's capacity as an officer and/or director of the Company, documents necessary to facilitate the filing of Forms 3, 4 and 5 and Form
144;

(3)	do and perform any and all acts for and on
behalf of the undersigned which may be necessary or desirable to complete and execute any such Form
3, 4 or 5 or Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and
 Exchange Commission and any stock exchange or similar authority; and

(4)	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney
-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and all purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys
-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's respons-ibilities to comply with Section 16 of the Securities
Exchange Act of 1934 or Rule 144 under the Securities
Act.

      The termination of any attorney-in-fact's employment by the Company, however caused, shall operate as a termination of his or her powers and authorities hereunder, but shall not affect the powers and authorities herein granted to any other party.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Form 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact at the then current mailing address of the Corporate Legal Department of Comerica
Incorporated.

      All Powers of Attorney previously granted in connection with the foregoing matters hereby are canceled and revoked.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed and made effective as of the 27th day of July, 2010.




/s/ Ximena G. Humrichouse
Ximena G. Humrichouse
(professionally known as Nina G. Vaca)